QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Canterbury Park Holding Corporation
(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation or organization)	41-1775532 (I.R.S. Employer/ Identification No.)
1100 Canterbury Road Shakopee, Minnesota (Address of principal executive offices)	55379 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value per share	American Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: N/A

        Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

        This Registration Statement on Form 8-A is being filed by Canterbury Park Holding Corporation (the "Registrant") in connection with the registration of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing of the Common Stock on the American Stock Exchange. The Common Stock has been approved for listing on the American Stock Exchange beginning on Wednesday, December 18, 2002.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to be Registered.

        A description of the Company's Common Stock, $.01 par value per share, is incorporated herein by reference to Exhibit 3.1 to the Form SB-2 Registration Statement of the Company, File No. 33-81262C.

Item 2. Exhibits.

        None.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION
Dated: December 16, 2002
/s/ RANDALL D. SAMPSON Its: Chief Executive Officer, President and Treasurer

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE